Exhibit 10.21

Unofficial English Translation
Acquisition Agreement

Party A: Harbin Union Beauty Management Ltd. (hereinafter referred as “Party A”), Legal Representative: LIU Tong; Legal Address: No. 386 Han Shui Road, Nangang Ji Zhong District, Harbin Development Zone, China

Party B: Harbin Taiai Beauty Co., Ltd (hereinafter referred as “Party B”); Legal Representative: JIA Junlan; Legal Address: 3th floor, No.68 Gan Shui Road, Nangang Ji Zhong District, Harbin Development Zone, China.

Now, Party A intends to acquire 100% equities of joint venture company from Party B and Party B has agreed such acquisition.

After friendly negotiation, Party A and Party B make the agreement for acquisition as follows

Clause one                          Consideration for Equity Acquisition

Party A has agreed to acquire from Party B, and Party B has agreed to transfer to Party A, all equities of Party B’s company in consideration of RMB 8 million on the terms and conditions as set forth herein. After the completion of the aforesaid acquisition, Party A shall own 100% of the company.

Clause two                          Warranties

Party B represents and warrants that Party B owns of record and beneficially and has good, valid and indefeasible right to dispose of the equities transferred to Party A under Clause one of this Agreement. Party B further assures and warrants that the equities to be transferred are free and clear of any and all pledge or security interests and claims from third parties. Otherwise, Party B shall bear any economic or legal liability arising from any breach of aforesaid warranties.

Party A represents and warrants that Party A will pay Party B 100% of consideration set forth in Clause one herein within 3 months following the effectiveness of this Agreement.

Clause three                          Creditors’ rights and obligations

1.
Party A will be entitled to enjoy all profits and bear all risks and losses (including the creditors’ rights and obligation attributed to the equities before the transfer of equities) after the effectiveness of this Agreement.

2.	Party A shall assume the company’s liabilities and enjoy the company’s interests, including all interests incurred upon and after transfer, after the effectiveness of this Agreement.

Clause four                          Expense and Cost

Party A shall pay all expenses and costs in connection with the transaction contemplated under this Agreement.

Clause five                          Default

1.
Provided that any party to this agreement does not properly and fully perform the obligations under this Agreement, such party shall be liable for such breach. The breaching party shall compensate innocent party any loss and liability caused by such breach.

2.
In the event that Party B does not pay consideration for the transfer of equities on time under this Agreement, Party B shall pay Party A liquidation damage in amount equivalent to 1% of unpaid consideration per day.

Clause six                          Amendment and termination of this Agreement

Either party may amend or terminate this Agreement upon the occurrence of one of the following situations. Both parties, however, have to sign a written agreement to effect aforesaid amendment or termination of this Agreement.

1.	Due to Act of God or any inevitable reason, without the default of any party, this Agreement can not be performed;

2.	Each party agrees to amend or terminate after consultation when the situation changes.

Clause seven                                Governing L aw and Dispute Resolution

1.	This Agreement is governed and construed by the laws of China.

2.
Any dispute arising from or in connection with this Agreement shall be settled by friendly consultation. If no settlement may be reached, such dispute shall be submitted to arbitration in China under the auspices of China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with the prevailing arbitration rules of CIETAC. Any resulting arbitration award shall be final and conclusive and binding upon all the parties.

Clause eight                                Condition Precedent for Effectiveness of this Agreement

This Agreement shall only take effective when both parties' representative and agent sign or seal this Agreement and original approval authorities approve this Agreement. Each party shall file the application with registration authorities in 3 months to amend equity registration.

Clause nine                         Miscellaneous

This Agreement shall be executed in 2 originals. Each of Party A and Party B holds one original.

[Signature Page]

Party A: Harbin Union Beauty Management Ltd (Seal) Representative:

/s/:

Party B: Harbin Taiai Beauty Co., Ltd Representative: JIA Junlan (Signature)

    /s/: JIA Junlan

March 1, 2008

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